UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2011
SUPERIOR ENERGY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34037	75-2379388
(State or other jurisdiction)	(Commission File Number)	(IRS Employer Identification No.)

601 Poydras St., Suite 2400, New Orleans, Louisiana		70130
(Address of principal executive offices)		(Zip Code)
(504) 587-7374
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Superior Energy Services, Inc. (the “Company”) is filing this Current Report on Form 8-K to provide supplemental guarantor financial information pursuant to Rule 3-10 of Regulation S-X regarding certain of the Company’s subsidiaries (the “Guarantors”) that guarantee the 6.375% Senior Notes due 2019 (the “Senior Notes”), issued by SESI, L.L.C. a wholly owned subsidiary of the Company (“SESI”).
     This Current Report is being filed to add Note 23 and update Note 21 to the Company’s audited consolidated financial statements that were included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (the “Form 10-K”), which was originally filed with the Securities and Exchange Commission (the “SEC”) on February 25, 2011. The addition of Note 23 provides condensed consolidating financial information pursuant to Rule 3-10 of Regulation S-X that reflects the combined results of the Company, SESI, the Guarantors and the Company’s subsidiaries that do not guarantee the Senior Notes. The update of Note 21 provides information on subsequent events, specifically the April 2011 issuance of the Senior Notes and the Company’s entry into an Agreement and Plan of Merger with Complete Production Services, Inc. on October 9, 2011.
     The updated historical consolidated financial statements are filed as Exhibits 99.1 to this Current Report and have been updated, in compliance with generally accepted accounting principles, solely to include the new footnotes referenced above related to the Guarantors and subsequent events, and are incorporated herein by reference. All other information provided in the Form 10-K remains unchanged and this Current Report does not modify or update the disclosures in the Form 10-K in other any way. The revised historical financial statements should be read in conjunction with other information that the Company has filed with the SEC.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit
Number	Description
99.1
Consolidated Financial Statements and Notes thereto updated to disclose condensed consolidated guarantor financial information and subsequent events (which replaces and supersedes Part II, Item 8 of the Form 10-K filed with the SEC on February 25, 2011).

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer
Dated: October 25, 2011